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                                                                    EXHIBIT 10.3


To:         United Pan-Europe Communications N.V.
            Fred. Roeskestraat 123
            P.O. Box 74763
            1070 BT  Amsterdam
            The Netherlands

                                                                    9 March 2000

            RE:  EXCHANGE OFFER FOR COMMON STOCK OF SBS BROADCASTING S.A.

Ladies and Gentlemen:

The undersigned understands that United Pan-Europe Communications N.V. ("UPC") has entered into that certain Exchange Offer Agreement dated as of March 9, 2000 (the "EXCHANGE AGREEMENT") by and between UPC and SBS Broadcasting S.A. ("SBS") will (under the terms and conditions of the Exchange Offer Agreement) commence an exchange offer (the "OFFER") for all of the outstanding shares of common stock, par value $1.50, of SBS (the "SBS SHARES").

In order to induce UPC to enter into the Exchange Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of UPC, the undersigned will not and will use its reasonable best efforts to ensure that his immediate family, trusts benefiting him or his immediate family and persons controlled by any of them separately or together, will not, nor will they solicit an offer, offer, sell, offer to contract to sell, pledge, hypothecate, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares of, or interest in, any Ordinary Shares A (including American Depository Shares representing such Ordinary Shares A) of UPC (the "UPC SHARES") (or securities convertible into or exercisable for UPC Shares) beneficially owned, or owned as of record by any of them as of the date hereof or acquired by any of them hereafter, for a period of 6 months from the completion date of the Offer.

Notwithstanding the foregoing, the undersigned may transfer the UPC Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, provided however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such UPC Shares subject to the provisions of this Agreement and there shall be no further

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transfer of such UPC Shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned will execute any additional document reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding on the undersigned's heirs, legal representatives, successors and assigns.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                         Very truly yours,

                                         By: /s/ Michael Finkelstein
                                            -----------------------------
                                         Name:  Michael Finkelstein
                                         Title:


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